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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 9, 1998, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-66809) for the registration of 345,000 shares of its common stock and the Post-Effective Amendment No. 4 to the Registration Statement (Form S-1 No. 333-43877) and related Prospectus of Command Systems, Inc. for the sale of 3,105,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

Hartford, Connecticut

January 15, 1999